Exhibit 99.1

FOR IMMEDIATE RELEASE Thursday, April 23, 2015	COMPANY CONTACT: Shannon Okinaka, SVP & CFO - (808) 835-3700 Shannon.Okinaka@HawaiianAir.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 Ashlee.Kishimoto@HawaiianAir.com

MEDIA RELATIONS CONTACT: Alison Croyle, Director - (808) 835-3886 Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2015 First Quarter Financial Results
Announces Share Repurchase Program of $100 million

HONOLULU — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2015.

·                  GAAP net income of $25.9 million or $0.40 per diluted share.
·                  Adjusted net income, reflecting economic fuel expense and excluding loss on extinguishment of debt, of $24.7 million or $0.38 per diluted share, an increase of $25.6 million or $0.40 cents per diluted share year-over-year.
·                  Adjusted pre-tax margin of 7.4% compared to (0.2)% in the prior year period.
·                  Unrestricted cash, cash equivalents and short-term investments of $488 million.
·                  Lowered leverage ratio to 3.6x.
·                  The board of directors approved a share repurchase program authorizing the Company to buy back up to $100 million of its common stock.

“Producing these record results for the seasonally weak first quarter demonstrates the growing strength of our business,” said Mark Dunkerley, Hawaiian Airlines president and chief executive officer. “Low fuel prices and strong demand across our network combined to more than offset the impact of a strengthening U.S. dollar, declining fuel surcharges in some markets and an increase in industry capacity between North America and Hawai'i. Reflecting this performance we have announced a $100 million share repurchase program today. As always, our employees are at the forefront of our successes. Their performance makes our financial success possible and they have my undying thanks.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of March 31, 2015 the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $488 million.
·                  Outstanding debt and capital lease obligations of approximately $962 million consisting of the following:
·                  $693 million outstanding under secured loan agreements to finance a portion of the purchase price for 11 Airbus A330-200 aircraft.
·                  $132 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.
·                  $100 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.
·                  $29 million outstanding under floating rate notes to finance the acquisition of two Boeing 767-300 ER aircraft.
·                  $8 million of outstanding Convertible Senior Notes.

In the first quarter, the Company repurchased $63 million (principal balance) of convertible notes outstanding. Repurchases to date have totaled $78 million (principal balance) or 91%, thereby eliminating the need to issue 10 million shares when the notes may have otherwise converted to common stock.

First Quarter 2015 Highlights

Product and loyalty

·                  Introduced the first of its 18 refurbished Boeing 717 aircraft with a comprehensive interior retrofit and a standard consistent layout of 128 seats in March 2015. The refurbishment will provide more seats for the peak demand period and eliminate operational complexity arising from different seat counts. To date, seven aircraft have completed the refurbishment program with all remaining Boeing 717 aircraft in the Company's fleet expected to be retrofitted by the end of the year.

Fleet and financing

·                  Added one new A330-200 aircraft under lease financing.

Second Quarter and Full Year 2015 Outlook

The table below summarizes the Company’s expectations for the second quarter ending June 30, 2015 and full year ending December 31, 2015, expressed as an expected percentage change compared to the results for the quarter ended June 30, 2014 or the year ended December 31, 2014 (the historical results for which are presented for reference).

	Second Quarter
Item	2014	Second Quarter 2015 Guidance
Cost per ASM Excluding Fuel (cents)	8.21	Up 0.5% to up 3.5%
Operating Revenue Per ASM (cents)	13.51	Down 1% to down 4%
ASMs (millions)	4,262.8	Up 3% to up 5%
Gallons of jet fuel consumed (millions)	56.9	Up 2% to up 4%
Economic fuel cost per gallon (a)	$3.09	$2.10 to $2.20

	Full Year
Item	2014	Full Year 2015 Guidance
Cost per ASM Excluding Fuel (cents)	8.15	Up 1% to up 4%
ASMs (millions)	17,073.6	Up 3% to up 6%
Gallons of jet fuel consumed (millions)	230.2	Up 1% to up 4%
Economic fuel cost per gallon (a)	$3.03	$2.10 to $2.20

(a) Economic fuel cost per gallon estimates are based on the April 15, 2015 fuel forward curve.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (April 23, 2015) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 11 years (2004-2014) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 86th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 200 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile excluding fuel, available seat miles, gallons of jet fuel consumed and economic fuel cost per gallon, each for the quarter ending June 30, 2015 and the equivalent measures for full year 2015; the Company's expectations regarding operating revenue per available seat mile for the quarter ending June 30, 2015; the Company's expectations regarding the refurbishment of its Boeing 717 aircraft; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended March 31,
	2015	2014	% Change
	(unaudited)
Operating Revenue:
Passenger	$469,145	$468,013	0.2%
Other	71,135	56,845	25.1%
Total	540,280	524,858	2.9%
Operating Expenses:
Aircraft fuel, including taxes and delivery	111,327	171,139	(34.9)%
Wages and benefits	120,014	107,494	11.6%
Aircraft rent	28,371	26,279	8.0%
Maintenance materials and repairs	55,245	58,310	(5.3)%
Aircraft and passenger servicing	28,316	30,221	(6.3)%
Commissions and other selling	30,428	31,335	(2.9)%
Depreciation and amortization	25,179	22,811	10.4%
Other rentals and landing fees	22,831	20,562	11.0%
Other	47,405	46,670	1.6%
Total	469,116	514,821	(8.9)%
Operating Income	71,164	10,037	609.0%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(15,518)	(15,010)
Interest income	636	219
Capitalized interest	1,293	2,776
Losses on fuel derivatives	(5,687)	(6,899)
Loss on extinguishment of debt	(6,955)	—
Other, net	(2,934)	585
Total	(29,165)	(18,329)
Income (Loss) Before Income Taxes	41,999	(8,292)
Income tax expense (benefit)	16,116	(3,217)
Net Income (Loss)	$25,883	$(5,075)
Net Income (Loss) Per Share
Basic	$0.47	$(0.10)
Diluted	$0.40	$(0.10)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	54,614	52,686
Diluted	64,926	52,686

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended March 31,
	2015		2014		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (c) :
Revenue passengers flown	2,521		2,405		4.8%
Revenue passenger miles (RPM)	3,345,379		3,228,609		3.6%
Available seat miles (ASM)	4,227,045		4,035,674		4.7%
Passenger revenue per RPM (Yield)	14.02	¢	14.50	¢	(3.3)%
Passenger load factor (RPM/ASM)	79.1%		80.0%		(0.9) pt.
Passenger revenue per ASM (PRASM)	11.10	¢	11.60	¢	(4.3)%
Total Operations (c) :
Revenue passengers flown	2,522		2,406		4.8%
Revenue passenger miles (RPM)	3,347,608		3,231,721		3.6%
Available seat miles (ASM)	4,229,686		4,038,973		4.7%
Passenger load factor (RPM/ASM)	79.1%		80.0%		(0.9) pt.
Operating revenue per ASM (RASM)	12.77	¢	12.99	¢	(1.7)%
Operating cost per ASM (CASM)	11.09	¢	12.75	¢	(13.0)%
CASM excluding aircraft fuel (b)	8.46	¢	8.51	¢	(0.6)%
Aircraft fuel expense per ASM (a)	2.63	¢	4.24	¢	(38.0)%
Revenue block hours operated	42,198		39,213		7.6%
Gallons of jet fuel consumed	56,998		55,163		3.3%
Average cost per gallon of jet fuel (actual) (a)	$1.95		$3.10		(37.1)%
Economic fuel cost per gallon (a)(d)	$2.21		$3.10		(28.7)%

(a)          Includes applicable taxes and fees.
(b)         Represents adjusted unit costs, a non-GAAP measure. We believe this is a useful measure because it better reflects our controllable costs. See Table 4 for a reconciliation of operating expenses excluding aircraft fuel.
(c)          Includes the operations of our contract carrier under a capacity purchase agreement.
(d) See Table 3 for a reconciliation of economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended March 31,
	2015	2014	Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$111,327	$171,139	(34.9)%
Realized losses (gains) on settlement of fuel derivative contracts	14,591	(110)	(13,364.5)%
Economic fuel expense	$125,918	$171,029	(26.4)%
Fuel gallons consumed	56,998	55,163	3.3%
Economic fuel costs per gallon	$2.21	$3.10	(28.7)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per-share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income (loss), diluted net income (loss) per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

Adjusted net income (loss) and pre-tax income (loss) reflecting economic fuel expense and excluding loss on extinguishment of debt

•
Unrealized (gains) losses on fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. As the cost and availability of fuel is volatile, excluding the impact of fuel derivative adjustments allows investors to better analyze our operational performance and compare our results to other airlines in the periods presented below.

•
Loss on extinguishment of debt, net of tax, is excluded to allow investor to better analyze our core operational performance and more readily compare our results to other airlines in the periods presented below.

	Three months ended March 31,
	2015		2014
	Net Income	Diluted Net Income Per Share	Net Loss	Diluted Net Loss Per Share
As reported - GAAP	$25,883	$0.40	$(5,075)	$(0.10)
Add: unrealized (gains) losses on fuel derivative contracts, net of tax	(5,343)	(0.08)	4,205	0.08
Add: loss on extinguishment of debt, net of tax	4,173	0.06	—	—
Adjusted net income (loss)	$24,713	$0.38	$(870)	$(0.02)

	Three Months Ended March 31,
	2015	2014
Income (Loss) Before Income Taxes, as reported	$41,999	$(8,292)
Add: unrealized losses (gains) on fuel derivatives	(8,905)	7,009
Add: loss on extinguishment of debt	6,955	—
Adjusted Income (Loss) Before Income Taxes	$40,049	$(1,283)

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended March 31,
	2015	2014
GAAP operating expenses	$469,116	$514,821
Less: aircraft fuel, including taxes and delivery	(111,327)	(171,139)
Adjusted operating expenses - excluding aircraft fuel	$357,789	$343,682
Available Seat Miles	4,229,686	4,038,973
CASM - GAAP	11.09 ¢	12.75 ¢
Less: aircraft fuel	(2.63)	(4.24)
CASM - excluding aircraft fuel	8.46 ¢	8.51 ¢

Pre-tax margin
The Company excludes unrealized (gains) losses from fuel derivative contracts and losses on extinguishment of debt from pre-tax margin for the same reasons as described above.

	Three Months Ended March 31,
	2015	2014
Pre-Tax Margin, as reported	7.8%	(1.6)%
Add: unrealized losses (gains) on fuel derivatives	(1.7)%	1.4%
Add: loss on extinguishment of debt	1.3%	—%
Pre-Tax Margin, adjusted	7.4%	(0.2)%

Leverage ratio

The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts and losses on extinguishment of debt from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investor in assessing the company’s overall debt.

	Twelve Months Ended
	March 31, 2015
Debt and capital lease obligations	$962,410
Plus: Aircraft Leases capitalized at 7x last twelve months' aircraft rent	759,598
Adjusted debt and capital lease obligations	$1,722,008

EBITDAR:
Income Before Income Taxes	$163,739
Add back:
Interest and amortization of debt expense	64,748
Depreciation and amortization	98,743
Rent expense	108,514
EBITDAR	$435,744

Adjustments:
Add: Unrealized losses on fuel hedges	27,192
Add: Loss on Extinguishment of debt	10,840
Adjusted EBITDAR	$473,776

Leverage Ratio	3.6	x